UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2014

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(408) 830-9742
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Alpha and Omega Semiconductor Limited (the “Company”) is filing this Form 8-K/A as Amendment No. 1 to the Form 8-K filed by the Company on August 18, 2014 (the “Form 8-K”). This Form 8-K/A (i) changes the Date of Report of Form 8-K to August 14, 2014 and (ii) updates, amends and supplements certain disclosures in Item 5.02 of the Form 8-K relating to the appointment of Chief Financial Officer of the Company.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 14, 2014, the Board of Directors (the “Board”) of the Company promoted Yifan Liang, the Interim Chief Financial Officer, to serve as the Chief Financial Officer of the Company, effective immediately.

Prior to his appointment as the Chief Financial Officer, Mr. Liang, age 50, has been serving as the Company’s Interim Chief Financial Officer and Corporate Secretary since November 2013, and he has served as Chief Accounting Officer since October 2006 and Assistant Corporate Secretary since November 2009. Mr. Liang joined the Company in August 2004 as Corporate Controller. Prior to joining the Company, Mr. Liang held various positions at PricewaterhouseCoopers LLP, or PwC, from 1995 to 2004, including Audit Manager in PwC's San Jose office. Mr. Liang received his B.S. in management information system from the People's University of China and M.A. in finance and accounting from the University of Alabama.

In connection with Mr. Liang’s appointment, on August 14, 2014, the Compensation Committee of the Board adjusted his compensation so that he will be entitled to the following compensation for his services as Chief Financial Officer of the Company:

(i) base salary increased to an annual rate of $278,545;

(ii) annual target bonus for fiscal year 2015 increased to 60% of his base salary, with the actual bonus each year to range from 20% to 120% of base salary based on corporate performance;

(iii) an option grant effective August 15, 2014 (the “Grant Date”) to acquire up to 10,000 common shares of the Company at an exercise price equal to the closing price per common share on The NASDAQ Global Market on the Grant Date; based on the closing price on August 15, 2014, the option has an exercise price of $9.07 per share. The option will vest with respect to 25% of the shares upon Mr. Liang’s completion of one year of service measured from the Grant Date and the balance of the shares in a series of equal monthly installments upon completion of each month of service over the 36-month period thereafter; and

(iv) a restricted share unit award effective on the Grant Date covering 2,000 common shares of the Company which will vest in a series of four successive equal annual installments upon Mr. Liang’s completion of each year of service with the Company over the four-year period measured from the Grant Date.

On August 15, 2014, the Company issued a press release announcing Mr. Liang’s appointment as Chief Financial Officer. A copy of the press release was filed as Exhibit 99.1 to the Form 8-K filed on August 18, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 18, 2014

Alpha and Omega Semiconductor Limited

By:	/s/ MIKE F. CHANG
Mike F. Chang, Ph.D.
Chief Executive Officer

Exhibit Index

99.1         Press release dated August 15, 2014